SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant    ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only

(as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to § 240.14a-12

NORTHEAST BANCORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHEAST BANCORP

158 Court Street

Auburn, Maine 04210

October 6, 2004

Dear Shareholder:

On behalf of the Board of Directors, we cordially invite you to attend the Annual Meeting of Shareholders of Northeast Bancorp (the “Company”) which will be held at the Hilton Garden Inn – Auburn River Watch located at 14 Great Falls Plaza, Auburn, Maine 04210 on Monday, November 8, 2004, at 11:00 a.m., local time.

At the Annual Meeting, shareholders will be asked (i) to elect eleven directors as members of the Board of Directors of the Company and (ii) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. On the following pages you will find the Notice of the Annual Meeting of Shareholders and the Proxy Statement giving information concerning matters to be acted upon at the meeting. Of course, we will be present at the Annual Meeting to answer any questions you might have.

I sincerely hope you will be able to attend the Annual Meeting. HOWEVER, WHETHER OR NOT YOU ARE ABLE TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date, and return the enclosed proxy card which will indicate your vote upon the various matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

We thank you for your continued support and look forward to seeing you at the Annual Meeting of Shareholders.

Very truly yours,

James D. Delamater

President and Chief Executive Officer

NORTHEAST BANCORP

158 Court Street

Auburn, Maine 04210

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on November 8, 2004

TO THE SHAREHOLDERS OF NORTHEAST BANCORP:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of the Shareholders of Northeast Bancorp, a Maine corporation (the “Company”), will be held at the Hilton Garden Inn – Auburn River Watch located at 14 Great Falls Plaza, Auburn, Maine 04210 on Monday, November 8, 2004, at 11:00 a.m., local time, to consider and act on the following matters:

1.	Election of eleven directors to serve as members of the Board of Directors of the Company; and

2.	Such other business as may properly come before the meeting or adjournment thereof.

Only shareholders of record at the close of business on September 22, 2004 are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournments thereof. Each shareholder, even though he or she may presently intend to attend the Annual Meeting, is requested to sign and date the accompanying proxy card and return it without delay in the enclosed postage-paid envelope. Any shareholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting.

By Order of the Board of Directors

and the President

Suzanne M. Carney

Clerk

Auburn, Maine

October 6, 2004

NORTHEAST BANCORP

158 Court Street

Auburn, Maine 04210

PROXY STATEMENT

2004 ANNUAL MEETING OF SHAREHOLDERS

To Be Held November 8, 2004

INTRODUCTION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Northeast Bancorp, a Maine corporation (the “Company”), of proxies to be voted at the 2004 Annual Meeting of Shareholders to be held on Monday, November 8, 2004, at 11:00 a.m., local time (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the Hilton Garden Inn – Auburn River Watch located at 14 Great Falls Plaza, Auburn, Maine 04210.

At the Annual Meeting, shareholders will be asked to consider and vote on the election of eleven nominees to serve as directors of the Company, and such other business as may properly come before the meeting.

This Proxy Statement and the enclosed form of proxy are first being sent to shareholders, together with the Notice of Annual Meeting, on or about October 6, 2004.

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended June 30, 2004 (the “2004 Annual Report”), including financial statements, accompanies this Proxy Statement, but is not part of the proxy solicitation materials.

Shareholders are urged to complete, date, and sign the accompanying form of proxy and return it promptly in the envelope provided with these materials. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

PROXIES AND VOTING AT THE MEETING

Record Date and Voting Rights

The Board of Directors has fixed the close of business on September 22, 2004 as the record date (the “Record Date”) for the determination of the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the Record Date, the Company had issued 2,786,095 shares of common stock, $1.00 par value per share (“Common Stock”), of which 2,525,102 shares were outstanding and 260,993 shares were held as treasury stock. The Common Stock is the only class of voting securities outstanding entitled to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date entitles the record holder to cast one vote with respect to each matter to be voted upon at the Annual Meeting. The presence of a majority of the Company’s outstanding Common Stock as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

Directors are elected by a plurality of the votes cast at a meeting in which a quorum is present. In connection with the election of directors, votes may be cast in favor of or withheld from each nominee. Votes withheld from director nominees will be counted in determining whether a quorum has been reached. However, since directors are elected by a plurality, a vote against a director nominee and votes withheld from a nominee or nominees generally will not affect the outcome of the election.

Approval of other matters submitted to shareholders at a meeting where a quorum is present requires a majority of the votes which are cast at the meeting by holders of shares entitled to vote on the subject matter, unless the Company’s articles of incorporation or bylaws or state law requires a greater number of votes.

In the event of any abstentions or broker non-votes with respect to any proposal coming before the Annual Meeting, the proxy will be counted as present for purposes of determining the existence of a quorum; but since they are neither a vote cast in favor of, nor a vote cast opposing, a proposed action, abstentions and broker non-votes typically will not be counted as a vote cast on any routine matter. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter. Therefore, abstentions and broker non-votes generally have no effect under Maine law with respect to the election of directors or other matters requiring the approval of only those casting a vote at the meeting.

Voting and Revocation of Proxies

All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated on such proxies, if any. If no instructions are indicated with respect to any shares for which properly executed proxies have been received, such proxies will be voted FOR the election of each of the Board of Directors’ nominees for directors. The Company is not aware of any matter to be presented at the Annual Meeting other than those matters described in the Notice of Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting for consideration, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

Any shareholder giving a proxy may revoke it at any time before it is exercised by duly executing and submitting a later-dated proxy, by delivering written notice of revocation to the Company which is received at or before the Annual Meeting, or by voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Corporate Clerk of the Company at the Company’s principal executive offices, located at the address set forth above.

CORPORATE GOVERNANCE

The Board of Directors

The Board of Directors, which is elected by the shareholders, is responsible for the overall management of the business and affairs of the Company. It has the ultimate decision-making authority, except with respect to those matters reserved to the shareholders. The Board and its committees review the Company’s long-term strategic plans and exercises direct decision-making authority in a number of areas, such as declaring a dividend. The Board of Directors selects, advises, and monitors the performance of, the senior management team which is charged with the conduct of the Company’s business and the implementation of the board’s strategic plan. The Board of Directors also reviews development and succession plans for the Company’s senior executive officers.

Corporate Governance Guidelines

In July 2004, the Board of Directors adopted Corporate Governance Guidelines that govern the structure of the Board of Directors and which outline the Board’s policies on a number of the Company’s corporate governance issues and procedures. These guidelines embody long-standing practices of the Company and also include procedures designed to incorporate current corporate governance best practices. The Company’s corporate governance practices are designed to align the interests of the Board and management with those of the Company’s shareholders and to promote honesty and integrity throughout the Company. Portions of the Corporate Governance Guidelines are described below, and a copy of the Guidelines is included as Appendix A to this proxy statement. The Corporate Governance Guidelines also are available to any shareholder on request to the Corporate Clerk at the address given below under the caption “Other Matters.”

Director Qualifications and Independence

The Corporate Governance Guidelines require that a majority of the directors of the Board must consist of independent directors. In general, the Board of Directors determines independence on the basis of standards established by American Stock Exchange (the “AMEX rules”) and other facts and circumstances the Board considers relevant.

The AMEX rules provide that a director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company that would interfere with the exercise of independent judgment. Subject to some exceptions and transition provisions, the AMEX rules generally provide that a director will not be independent if (a) the director is, or in the past three years has been, employed by the Company or any of its subsidiaries; (b) the director has an immediate family member who is, or in the past three years has been, an executive officer of the Company or any of its subsidiaries; (c) the director or a member of the director’s immediate family has received payments from the Company of more than $60,000 during the current or any of the past three fiscal years, other than for service as a director or in connection with loans or deposits made by the Bank to such persons in the ordinary course of business, (d) the director or a member of the director’s immediate family is a current partner of Baker Newman & Noyes, Limited Liability Company (“BNN”), our independent auditors, or is, or in the past three years, has been, employed by BNN in a professional capacity and worked on the Company’s audit; (e) the director or member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where the Company’s executive officer serves on the compensation committee; or (f) the director or a member of the director’s immediate family is a partner in, or a controlling shareholder or an executive officer of, an entity that makes payments to or receive payments from the Company in an amount which, in any fiscal year during the past three years, exceeds the greater of $200,000 or 5% of the other entity’s consolidated gross revenues.

The Board of Directors and its Nominating and Corporate Governance Committee (“Corporate Governance Committee”) evaluated the relationships between each director (or his or her immediate family members and related interests) and the Corporation and its subsidiaries to determine compliance with the AMEX rules described above. Based on that review, the Board of Directors has affirmatively determined, upon the recommendation of the Nominating and Corporate Governance Committee, that every director, other than Messrs. Delamater and Jackson, are independent under these standards.

Executive Sessions of the Board.

As provided in the Corporate Governance Guidelines, the independent directors of the Company are required to meet at least four times each year. Currently, the Company meets in executive session at each meeting of the Board of Directors. Since the Chairman of the Board is an independent director, the Chairman serves as the presiding director at these sessions.

Board Attendance and Annual Meeting Policy.

It is the Company’s policy that directors should make every effort to attend each meeting of the Board of Directors, each meeting of the committees on which they serve, and the Company’s annual meeting of shareholders. During the fiscal year ended June 30, 2004 (the “2004 fiscal year”), there were 14 meetings of the Board of Directors, and each of the directors attended at least 75% of the meetings of the Board of Directors and committees on which he or she served. A regular meeting of the Board of Directors is scheduled in conjunction with the annual meeting. All directors attended the 2003 annual meeting of shareholders.

Board Committee Membership and Meetings.

The Board of Directors has established various committees to assist the Board in fulfilling its responsibilities. All of the members of the committees are nominated by the Corporate Governance Committee and appointed by the Board of Directors. The Board of Directors had four standing committees during the 2004 fiscal year: Audit Committee, Personal and Compensation Committee (“Compensation Committee”), Corporate Governance Committee, and Executive Committee. Members of these committees are elected annually at the Board of Directors’ meeting following the annual meeting of shareholders. Each of these committees, except for the Executive Committee, is composed entirely of independent directors and operates under a charter approved by the Board of Directors setting out the purposes and responsibilities of the committee. The committees of the Board of Directors annually review and, as appropriate, revise the committee’s’ charters to reflect, among other things, changing regulatory developments. Descriptions of the these committees are provided below. The Audit Committee and the Corporate Governance Committee charters are attached as Appendices B and C hereto, respectively.

•	Audit Committee. The audit committee currently consists of five directors, all of whom are independent under the AMEX rules and other SEC rules and regulations applicable to audit committees.

The Audit Committee is responsible for ensuring that an adequate audit program and controls exist and its duties include: (i) conducting an annual review of the adequacy of the Company’s system of internal accounting and its audit program, including a review of the activities of the subsidiary Bank’s examining committees, maintaining direct reporting responsibility and regular communication with the Company’s internal audit staff, and reviewing the scope and results of the internal audit procedures of the Company and its subsidiary; (ii) ensuring the integrity of the consolidated financial statements of the Company; (iii) recommending to the Board of Directors the engagement or discharge of the independent public accountants and pre-approving any non-audit services; (iv) meeting with the independent public accountants to review the plans and results of the audit engagement, to review all reports of independent auditors and bank regulatory examinations, and to respond to such reports; (v) approving the services to be performed by the independent public accountants and giving consideration to the range of the audit and non-audit fees; and (vi) ensuring the integrity of the Company’s internal loan review system. As a part of its duties, the Audit Committee reviews with management and the independent auditor the annual and quarterly financial statements of the Company, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any material changes in accounting principles or practices used in preparing the financial statements prior to filing of a report on Form 10-K or 10-Q with the SEC. The audit committee reviews annually the scope of the proposed internal audit, external audit, and credit review activities and also reviews the actual coverage of those activities. The audit committee also reviews annually, together with management, the independent public accountant and the contents and conclusions of the audited financial statements. The Audit Committee, which is comprised of Stephen W. Wight, John B. Bouchard, James P. Day, Pender J. Lazenby, and John H. Schiavi, held six meetings during the 2004 fiscal year. The Board of Directors has determined that Messrs. Day and Lazenby, qualify as audit committee financial experts.

•	Compensation Committee. The Compensation Committee currently consists of five directors. The Compensation Committee provides overall guidance with respect to the establishment, maintenance and administration of the Company’s compensation policies, programs, and employee benefit plans, including the review and approval of the chief executive officer’s and other executive officers’ compensation. The Compensation Committee also reviews and makes recommendations to the Board of Directors as to the form and amount of compensation for the Company’s directors. The Compensation Committee, which is comprised of John Rosmarin, John B. Bouchard, Ronald J. Goguen, Judith W. Kelley, and Dennis A. Wilson, held six meetings during the 2004 fiscal year.

•

Corporate Governance Committee. The Corporate Governance Committee currently consists of three directors. The Corporate Governance Committee identifies individuals qualified to become board members, and recommends to the Board, consistent with criteria approved by the Board. In addition, the Corporate Governance Committee recommends to the Board the Company’s corporate governance guidelines. The Corporate Governance Committee also leads the Board in its annual self-evaluation and review of management’s performance and recommends to the Board membership for each Board committee. In the event of a vacancy in the office of the Chief Executive Officer, the Corporate Governance Committee, together with the Executive Committee, is responsible for recommending a successor to the full Board. The Corporate Governance Committee, which consist of Judith W. Kelley, Ronald C. Kendall, and John Rosmarin, held two meetings during the 2004 fiscal year.

•	Executive Committee. The Executive Committee of the Board of Directors is empowered to act on behalf of, and to exercise all the powers of, the full Board of Directors in the management of the business and affairs of the Company when the Board of Directors is not in session, except to the extent limited by the Company’s Articles of Incorporation or Bylaws, or by Maine law. The Executive Committee, consisting of Judith W. Kelley, James D. Delamater, John Rosmarin, and Stephen W. Wight, did not meet during the 2004 fiscal year.

Director Compensation.

Directors of the Company also are directors of the Bank. Each director receives a combined annual retainer from the Company and the Bank in the amount of $4,000. In addition, each director receives $700 for each meeting of the Board of Directors of the Company or the Bank that they attend, and an additional $200 for each committee meeting that they attend (only if such committee meeting is held on a day other than one on which a Board of Directors’ meeting is held). Directors receive only one meeting fee when meetings of the Board of Directors of the Company and the Bank are held on the same day. The Chairman of the Board of the Company and the Bank each receive an additional annual retainer of $4,000 for services rendered in such capacity.

Director Nomination Process.

The Corporate Governance Committee generally identifies director candidates through recommendations made by its independent directors, but will consider candidates proposed or suggested by Board members, management, third party search firms retained by the Corporate Governance Committee and shareholders.

The Corporate Governance Committee is responsible for assessing all director candidates and recommending nominees to the Board. Pursuant to the Corporate Governance Guidelines, the Corporate Governance Committee and the Board will select director nominees based on the merit, qualifications. performance and competency of the candidate and the Company’s business needs. Candidates must be individuals of the highest character and integrity who possess significant experience or skills that will benefit the Corporation and must be free of conflicts of interest that would interfere with their ability to discharge their duties or violate any applicable laws or regulations. When evaluating nominees, the composition of the entire Board is taken into account including the need for a majority of independent directors; the diversity of experience and background represented on the Board; the need for financial, business, academic, public and other expertise on the Board and its committees; and the desire for directors working cooperatively to represent the best interests of the Company and its shareholders, customers, communities and employees. Candidates must be willing and able to devote the time necessary to discharge their duties and have the desire to represent and evaluate the interests of the Company as a whole. Also, the assessment of a candidate includes consideration of the number of public boards on which he or she serves. A director who has reached the age of 72 will not be nominated for election to the Board.

Shareholders also may nominate persons for election as directors at an annual shareholders’ meeting if such nominations are made in accordance with the procedures set forth in the Company’s Articles of Incorporation. The Articles of Incorporation require that advance notice of such proposed nomination shall be received by the Secretary of the Company not less than thirty (30) days nor more than sixty (60) days prior to any meeting of the shareholders called for the election of the Directors; provided, however, that if fewer than fourteen (14) days’ notice of the meeting is given to shareholders, such written notice of a proposed nomination shall be received not later than the close of the tenth day following the day on which the notice of the meeting was mailed to shareholders. Each notice shall set forth (a) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (b) the principal occupation or employment of each such nominee, and (c) the number of shares of stock of the Company which are beneficially owned by each such nominee. The shareholder making the nomination must be present in person or by proxy at the meeting.

Communications with Directors.

The Board of Directors has established a process for shareholders and other interested parties to communicate with the Board or a particular director. Such individual may send a letter to Northeast Bancorp, Attention: Corporate Clerk, 158 Court Street, Auburn, ME 04210. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters should state whether the intended recipients are all members of the Board or just certain specified individual directors. The Corporate Clerk will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors. Communications marked “Confidential” will be forwarded unopened. A log of all correspondence addressed to the directors will be kept for periodic review by the Corporate Governance Committee and any other interested director.

Code of Ethics.

The Board adopted a Code of Ethics which applies to all of the Company’s directors, officers and employees, including its principal executive officer, principal financial officer and principal accounting officer. The Company is committed to time highest standards of ethical and professional conduct, and the Code of Conduct and Ethics provides guidance in how to uphold these standards. The Code of Ethics consists of basic standards of business practice as well as professional and personal conduct. The Code of Conduct and Ethics is attached as Appendix D to this proxy statement. Any amendments to, or waivers of, the Code of Ethics (to the extent applicable to the principal executive officer, principal financial officer or principal accounting officer) will be promptly disclosed by the Company. A printed copy of the Code of Ethics also is available upon written request addressed to the Corporate Clerk at the address set forth above.

PROPOSAL I

ELECTION OF DIRECTORS

In accordance with the Company’s Articles of Incorporation, the Board of Directors has fixed the number of directors to be elected at the Annual Meeting at eleven. All of the Company’s current directors, except for Mr. Kendall, are standing for election as directors of the Company to hold office until the 2005 Annual Meeting of Shareholders and until their successors have been duly elected and qualified. After many years of service to the Company and its predecessor, Ronald C. Kendall has decided to retire. As a result of his retirement, the Board of Directors decided to reduce its size from twelve to eleven directors.

It is intended that the proxies received from shareholders, unless contrary instructions are given therein, will be voted FOR the election of the nominees named below, each of whom has consented to being named herein and has indicated his or her intention to serve if elected. If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person as the Company’s Board of Directors shall designate to replace such nominee. The Board of Directors has no reason to believe that any of the nominees will not be available or prove unable to serve if so elected.

Nominees for Director

The age of each nominee, their positions and offices with the Company and its wholly-owned subsidiary, Northeast Bank, a Maine state-chartered universal bank (the “Bank”), their term of office as a director, their business experience during the past five years or more, and additional biographical data is set forth below. Information with respect to the nominees is as of September 14, 2004, except as otherwise stated.

Name of Nominee	Age	Position with Company (1)	Director Since
Judith W. Kelley	48	Chairman of the Board	1994
John Rosmarin	56	Vice Chairman of the Board	1997
James D. Delamater	52	President, Chief Executive Officer, and Director	1987
John B. Bouchard	68	Director	1996
James P. Day	44	Director	2003
Ronald J. Goguen	59	Director	1990
Philip C. Jackson	59	Senior Vice President of Bank-Trust Operations and Director	1987
Pender J. Lazenby	54	Director	2003
John H. Schiavi	64	Director	1998
Stephen W. Wight	60	Director	1987
Dennis A. Wilson	69	Director	1989

(1)	The board of directors of the Company’s wholly-owned subsidiary, Northeast Bank, is identical to that of the Company.

All directors of the Company hold office until the earlier of the next annual meeting of shareholders and until their successors have been duly elected and qualified, or their death, resignation, or removal.

Judith W. Kelley has been the Chairman of the Board of the Company and the Bank since 2002 and has been a director of the Company and the Bank since 1994. Ms. Kelley is the President of Aqua Maine, Inc., a water utility serving various communities in Maine.

John Rosmarin has been Vice Chairman of the Board of Directors of the Company since 2002 and a director of the Company and the Bank since 1997. Mr. Rosmarin is the President and Chief Executive Officer of Saunders Manufacturing Company, Inc., an office products manufacturer and distributor, a position he has held since 1982.

James D. Delamater has been President, Chief Executive Officer, and a director of the Company and the Bank since 1987.

John B. Bouchard has served as a director of the Company and the Bank since 1996. Mr. Bouchard is the owner of John B. Bouchard Builder, a construction contractor.

James P. Day has been a director of the Company and the Bank since April 2003. Mr. Day is, and has been since 2000, the President of LRI, Inc., a real estate development company in Lewiston, Maine. From 1987 to 2000, Mr. Day served as the Treasurer of LRI, Inc. (and its predecessor, Lewiston Raceways, Inc.).

Ronald J. Goguen has been a director of the Company and the Bank since 1990. He is President and Chief Executive Officer of LANDDRILL, LTD, a Canadian corporation that provides contract drilling services primarily to companies in the mineral and metals industries. Mr. Goguen also is the President of Royal Oaks Real Estate, Inc. and also of Royal Oaks Golf & Country Club, Inc.

Philip C. Jackson has been a director of the Company and the Bank since 1987. Mr. Jackson also has served as the Senior Vice President of the Bank’s Trust Operations since 1997. From 1991 to 1994, Mr. Jackson served as President of Bethel Savings, the predecessor to the Bank.

Pender J. Lazenby has been a director of the Company and the Bank since 2003. Mr. Lazenby had served in a variety of positions with FleetBoston (and BankBoston prior to its acquistion in 1999) from 1994 until his retirement at the end of 2002. During this period, Mr. Lazenby served as Executive Credit Officer (1999-2000) and Senior Approval Authority (2001-2002) in Corporate Banking (FleetBoston); Group Senior Credit Officer in Corporate Banking (1998-2000) and in Commercial Real Estate (1994-1998) at BankBoston. From 1983-1994, Mr. Lazenby served in other capacities at BankBoston affiliates, including Senior Credit Officer at Casco Northern Bank (1992-1994) and Bank of Vermont (1990-1992); Chief Financial Officer (1989-1990) and Controller (1987-1989) at Casco Northern Bank; and several senior lending positions (1983-1987) at Casco Northern Bank.

John H. Schiavi has been a director of the Company and the Bank since 1997. Mr. Schiavi has been the President and sole owner of Schiavi Enterprises, a real estate development firm, since 1962. He also serves on the board of directors of Major Drilling.

Stephen W. Wight has been a director of the Company and the Bank since 1987. Mr. Wight is the owner of Sunday River Inn, LLC, a resort hotel, and the manager of Wight Enterprises LLC, a property management company.

Dennis A. Wilson has been a director of the Company and the Bank since 1989. Mr. Wilson is the President and sole owner of D.A. Wilson & Co., a trucking company.

There is no family relationship between any of the Company’s directors, nominees to serve as director, or executive officers. There are no arrangements between any director or director nominee of the Company and any other person pursuant to which he or she was, or will be, selected as a director.

The Board of Directors recommends a vote FOR

the election of all 11 nominees.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

The following summary compensation table sets forth the cash and non-cash compensation paid to or accrued for the past three fiscal years for the Company’s Chief Executive Officer and for each of the executive officers of the Company or its subsidiaries and certain other individuals whose total compensation exceeded $100,000 for the fiscal year ended June 30, 2004 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

	Fiscal Year	Annual Compensation				Long Term Compensation Awards (1)	All Other Compensation (2)
Name and Principal Occupation		Salary		Bonus		Securities Underlying Options (#)
James D. Delamater President and Chief Executive Officer	2004 2003 2002	$ $ $	188,846 172,719 158,637	$ $ $	15,000 15,000 15,000	0 0 5,000	$ $ $	7,517 8,729 6,917

A. Daniel Keneborus Senior Vice President Commercial Banking of Northeast Bank	2004 2003 2002	$ $ $	125,787 122,908 101,796	$ $ $	5,000 5,000 0	0 0 2,000	$ $ $	5,299 6,941 5,646

Normand Poulin (3) Vice President Northeast Financial Services	2004 2003 2002	$ $ $	220,350 228,111 143,895	$ $ $	0 0 0	0 0 500	$ $ $	6,207 7,020 4,540

Kevin Carbin, Jr. (3) Vice President Northeast Financial Services	2004 2003 2002	$ $ $	126,487 107,137 95,016	$ $ $	0 0 0	0 0 0	$ $ $	4,179 3,455 3,040

Gary Berlucchi Senior Vice President Operations and Admin Services	2004 2003 2002	$ $ $	110,064 107,544 91,057	$ $ $	5,000 5,000 0	0 0 2,000	$ $ $	3,649 4,574 4,713

Robert S. Johnson Chief Financial Officer	2004 2003 2002	$ $ $	110,074 95,484 51,587	$ $ $	5,000 5,000 0	0 0 1,000	$ $ $	3,772 3,607 894

Marcel Blais Senior Vice President Retail Banking	2004 2003 2002	$ $ $	110,064 107,544 89,745	$ $ $	5,000 5,000 0	0 0 2,000	$ $ $	3,608 5,935 2,957

(1)	The Company does not have a long-term compensation program that includes long-term incentive payments. However, the Company’s stock option plans provide participants with performance-based compensation in the form of incentive stock options.
(2)

These amounts include payments made in 2004, 2003, and 2002, respectively, as follows: (i) term life insurance premiums of $897, $816, and $734 for Mr. Delamater; $1,598, $1,551, and $1,218 for Mr. Keneborus; $190, $114, and $113 for Mr. Poulin; $174, $113, and $114 for Mr. Carbin; $877, $853, and $682 for Mr. Berlucchi; and $469, $388, and $200 for Mr. Johnson; and $306, $248, and $155 for

Mr. Blais; (ii) matching 401(k) contributions of $5,337, $4,908, and $2,901 for Mr. Delamater; $3,701, $3,411, and $3,554 for Mr. Keneborus; $5,435, $6,843, and $4,317 for Mr. Poulin; $3,794, $3,214, and $2,851 for Mr. Carbin; $2,771, $2,639, and $3,232 for Mr. Berlucchi; $3,302, $1,801, and $694 for Mr. Johnson; and $3,302, $3,902, and $2,026 for Mr. Blais; (iii) additional performance based compensation of $0, $1,779, and $1,606 to Mr. Delamater; $0, $1,979, and $874 to Mr. Keneborus; $583, $63, and $110 to Mr. Poulin; $210, $128, and $75 to Mr. Carbin; $0, $1,082, and $800 to Mr. Berlucchi; $0, $1,418, and $0 to Mr. Johnson; and $0, $1,785, and $776 to Mr. Blais; and (iv) automobile reimbursement allowance of $1,283, $1,226, and $1,676 for Mr. Delamater.

(3)	Salary for these individuals includes commissions.

Stock Option Grants

As of June 30, 2004, the Company did not have any long-term incentive plans nor had it awarded any restricted shares. During the fiscal year ended June 30, 2004, no stock options were awarded to any of the Named Executive Officers covered by the Summary Compensation Table.

Aggregated Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth, for each of the Named Executive Officers in the Summary Compensation Table above who holds stock options, the number of shares of Common Stock acquired pursuant to the exercise of stock options during the 2004 fiscal year, the number of the stock options held at June 30, 2004, and the realizable gain of the stock options that are “in-the-money.” The in-the-money stock options are those with exercise prices that are below the year-end stock price because the stock value grew since the date of the grant.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTIONS VALUES

	Shares Acquired on Exercised (#)	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)(2)
Name			Exercisable (#)	Unexercisable (#)	Exercisable (#)	Unexercisable (#)
James D. Delamater	4,421	$69,000	21,500	0	$227,620	$0
A. Daniel Keneborus	5,500	$58,420	2,000	0	$26,200	$0
Normand Poulin	1,000	$7,975	0	0	$5,950	$0
Kevin Carbin Jr.	500	$5,660	500	0	$9,660	0
Marcel Blais	4,000	$44,850	5,500	0	$45,948	$0
Gary Berlucchi	4,000	$42,895	3,000	0	$36,700	$0
Robert S. Johnson	0	0	1,000	0	$12,750	$0

(1)	Based upon the closing price of the Common Stock as quoted by the American Stock Exchange on June 30, 2004 of $19.32 per share.
(2)	Value represents fair market value at exercise minus exercise price.

Employment Agreements

The Company does not have employment agreements with any of the Named Executive Officers.

401(k) Plan Employees Savings Plan

The Company maintains a tax-deferred defined contribution plan (the “401(k) Plan”) for its employees. All employees who are scheduled to work at least 1,000 hours per year and are at least 21 years of age may elect to participate in the 401(k) Plan once he or she has completed ninety days of service. Under the 401(k) Plan, a participating employee is given an opportunity to make an elective contribution under a salary deferral savings arrangement of up to a maximum of 15% of the participant’s pre-tax compensation up to a maximum of $11,000 per year. Each such contribution is fully vested in the participant. In addition, the Company may, in its sole discretion, make a separate matching contribution on behalf of employees who elect to participate in the plan by contributing a portion of their compensation to the plan. Messrs. Delamater, Keneborus, Carbin, Poulin, Blais, Berlucchi, and Johnson participated in the 401(k) Plan at approximately 6.5%, 9.6%, 7.8%, 5.4%, 11.4%, 12.5%, and 6.5% of their salaries, respectively. For the year ended June 30, 2004, the Company made 401(k) matching contributions on behalf of its employees in the amount of approximately $165,316. No profit sharing contributions were paid under the plan for the fiscal year ended June 30, 2004.

REPORT ON EXECUTIVE COMPENSATION

Overview

The Compensation Committee of the Board of Directors is comprised entirely of outside directors, none of whom is a current officer or employee of the Company or any of its subsidiaries. The Compensation Committee is responsible for the establishment of policies governing and for the implementation, administration, and interpretation of all aspects of executive compensation, which includes base salary, bonuses, and stock option grants. Executives also participate in benefit programs that are generally available to employees of the Company, including medical benefits and a 401(k) Plan and profit sharing plan. The Compensation Committee also evaluates executive performance.

Objectives of the Executive Compensation Program

The objectives of the compensation program are to attract and retain a high quality executive team and to encourage that team to achieve profitable growth and thereby increase shareholder value. To meet these objectives, the Company’s compensation packages are intended to provide (i) an overall level of compensation that is competitive, and (ii) bonuses and stock-related compensation that reflect business results. The Compensation Committee believes that a recognition of, and reward for, individual and collective contributions maximizes shareholder value by encouraging and fostering consistently improving financial performance.

Base Salaries

The Compensation Committee regularly reviews the base salary of its executives, including each of its Named Executive Officers, with a view to providing both a competitive compensation package and to providing appropriate incentives to seek long-term growth in shareholder values. Base salaries are targeted at market levels and are determined by evaluating the executive’s levels of responsibility, prior experience, breadth of knowledge, internal equity issues, and external pay practices. In evaluating the compensation packages provided to its executives, the Compensation Committee reviews compensation and financial data provided in annual surveys conducted by Berry, Dunn, McNeil & Parker to compare its compensation practices with those provided to executives performing similar jobs as the Company’s executives. Base salaries offer security to executives and allow the Company to attract competent executive talent and maintain a stable management team.

Increases to base salaries, when given, are driven primarily by individual performance, evaluated based on sustained levels of individual contribution to the Company. The Compensation Committee considers the executive’s efforts in promoting the Company objectives, continuing educational and management training, improving product quality, developing relationships with customers, vendors, and employees, and demonstrating leadership abilities and other goals.

Bonus Program

On an annual basis, the Compensation Committee has the discretion to propose and recommend to the Board of Directors the payment of bonuses to the Chief Executive Officer of the Company. These awards are to be based upon job responsibilities, attainment of corporate financial goals, contributions to the business and other goals of the Company, including overall performance. The payment of a bonus to such individuals is subject to the sole discretion of the Compensation Committee and the Board of Directors of the Company. There is no specific formula, performance target, or other required performance measures that must be achieved in order to receive a bonus. On the other hand, achievement of certain financial results will not ensure the payment of bonuses either. Instead, bonuses are used as a tool for maintaining the competitiveness of the overall compensation paid to its Chief Executive Officer in light of current market conditions, and the Company’s overall performance. To the extent that the base salary or adjustments in base salary are sufficient for these purposes, bonuses may not be recommended despite a strong performance, and vice versa.

Stock Option Plans

The key officers and employees of the Company, including the Named Executive Officers, are eligible to receive stock option awards under the Company’s stock option plans. Stock options are granted at an option exercise price equal to the fair market value of the Common Stock on the date of the grant. Accordingly, stock options have value only if the stock price appreciates in value from the date that the options are granted. The stock option plans focus executives and other participants on the creation of shareholder value over the long-term and encourage equity ownership in the Company.

Compensation of Chief Executive Officer

The Company’s Board of Directors relies on its Chief Executive Officer to provide effective leadership and to successfully execute the Company’s business plan and strategies. Subject to the approval of the Board of Directors, the Compensation Committee establishes Mr. Delamater’s base salary, bonuses, and stock option grants in accordance with the Company’s compensation philosophy. In making its determination of the appropriate base salary, the Compensation Committee reviewed and analyzed surveys of compensation paid to chief executive officers of similarly sized institutions, and it evaluated the performance of Mr. Delamater. The Compensation Committee determined that an increase in Mr. Delamater’s base salary was warranted in order to maintain the competitiveness of the Company’s compensation package and to reflect Mr. Delamater’s contributions to the Company’s growth and operating results. Overall, the Chief Executive Officer’s compensation is in keeping with the average compensation paid to chief executive officers at similarly sized financial institutions.

Conclusion

The Compensation Committee believes that its executive compensation policies and programs effectively serve the interests of the Company and its shareholders. The compensation packages are appropriately balanced to provide security and competitive levels of compensation to its executives while simultaneously providing increased motivation to contribute to the Company’s overall future success and long-term enhancement of shareholder value. We will continue to monitor the effectiveness of our total compensation policies and programs to insure that they continue to meet the needs of the Company.

This report is respectfully submitted by:
PERSONNEL AND COMPENSATION COMMITTEE

John Rosmarin, Chairman	Judith W. Kelley
John B. Bouchard	Dennis A. Wilson
Ronald J. Goguen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the 2004 fiscal year, Messrs. Rosmarin, Bouchard, Goguen and Ms. Kelley served on the Compensation Committee. None of the individuals is, or has been, an officer or an employee of the Company or the Bank.

Messrs. Goguen and Schiavi, directors of Northeast Bancorp, each hold a 5% equity interest, or an aggregate of 10%, in Saratoga Capital Management, LLC (“SCM”), a Delaware limited liability company, which serves as the investment manager of Saratoga Advantage Trust (“SAT”). SAT, an investment company organized under the Investment Company Act of 1940, operates several mutual fund investments. SCM has granted a license to the Bank’s trust department to use the Saratoga Capital Management Asset Allocation Software which assists its customers in selecting an asset allocation mix which is tailored to the customers’ specific needs and investment goals. In addition, the SAT mutual funds are offered to the trust department’s customers on a non-exclusive basis. As a result of this relationship, through June 30, 2004, the trust department had placed approximately $17,425,323 million in SAT mutual fund investments, which are indirectly under management by SCM. SCM receives an annual asset allocation fee of 15 basis points, based on the aggregate placement of funds in SAT portfolios, for the trust department’s use of its asset allocation software.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank has had, and expects to have in the future, various loans and other banking transactions in the ordinary course of business with the directors, executive officers, and principal shareholders of the Bank and the Company (or associate of such person). All such transactions: (i) have been and will be made in the ordinary course of business; (ii) have been and will be made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with unrelated persons; and (iii) in the opinion of management do not and will not involve more than the normal risk of collectability or present other unfavorable features. At June 30, 2004 and 2003, the total dollar amount of extensions of credit to directors and executive officers identified above, and their associates (excluding extensions of credit which were less than $60,000 to any one such person and their associates) were $2,418,630 and $4,183,000, respectively, which represented approximately 6.44% and 11.46% respectively, of total shareholders’ equity.

In providing the Bank’s customers with investment and insurance products, certain directors of Northeast Bancorp have an interest in businesses which have furnished such products to the Bank’s customers on a non-exclusive basis.

Except as described in this Proxy Statement, outside of normal customer relationships none of the directors or officers of the Company, and no shareholder holding over 5% of the Company’s common stock and no corporations or firms with which such persons or entities are associated, currently maintains or has maintained since the beginning of the last fiscal year, any significant business or personal relationship with the Company or the Bank, other than such as arises by virtue of such position or ownership interest in the Company or the Bank.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Upon recommendation of the Audit Committee, the Board of Directors has selected the firm of BNN to serve as our independent auditors for the fiscal year ending June 30, 2005. BNN is expected to have a representative present at the Annual Meeting who will be available to respond to appropriate questions from shareholders attending the meeting and to make a statement if they desire.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by BNN for the audit of the Company’s annual financial statements for the years ended June 30, 2004 and June 30, 2003 and fees billed for other services rendered by BNN during those periods.

	2004	2003
Audit fees: (1)	$87,317	$87,512
Audit related fees: (2)	$8,469	$13,135
Tax fees: (3)	$8,675	$10,675
All other fees (4)	$0	$0

(1)	Audit fees consists principally of audit work performed on the consolidated financial statements, as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits.
(2)	Audit related fees consisted principally of audits of employee benefit plans in 2004 and 2003 fiscal years, assistance with and review of the BOLI, assistance with offering of trust preferred securities, and other general miscellaneous matters.
(3)	Tax fees consisted principally of assistance with tax compliance, preparation of returns, and tax planning, and providing tax guidance.
(4)	The Company generally does not engage BNN for “other” services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approval all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit a list of services and related fees expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

•	Audit services include audit work performed on the financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

•	Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to merges and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

•	Tax services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditor’s tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

•	Other fees are those associated with services not captured in the other categories. The Company generally doesn’t request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves independent auditor services within each category. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may be come necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The Member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to the Audit Committee at its next scheduled meeting.

Audit Committee Report

The audited financial statements of the Company at and for the three year period ended on June 30, 2004, are included in the 2004 Annual Report. The Audit Committee oversees the Company’s financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. The Audit Committee is governed by a formal written audit committee charter, a copy of which is included in this proxy statement. The Audit Committee reviews and reassesses the adequacy of the charter at least annually. None of the members of the Audit Committee are professionally engaged in the practice of accounting or auditing and are not experts in either of these fields or in auditor independence.

The Company, acting through its management and Board of Directors, has the primary responsibility for the financial statements and reporting process, including the systems of internal accounting controls. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the financial reporting process, and internal controls. BNN, independent auditors engaged by the Company, are responsible for auditing the Company’s annual financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles in the United States.

In performing its oversight function, the Audit Committee has reviewed the audited financial statements with the Company’s management, including a discussion of the quality, not just the acceptability, of the accounting principles used, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has reviewed with BNN their judgments as to the quality and acceptability of the Company’s accounting principles. Management and BNN have advised the Audit Committee that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. The Audit Committee discussed with BNN matters covered by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Audit Committee also discussed with BNN their independence from the Company and management, including those matters in Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the letter and disclosures from BNN to the Audit Committee pursuant to Standard No. 1. The Audit Committee considered whether the non-audit services provided by BNN to the Company are compatible with maintaining the auditor’s independence.

In addition, the Audit Committee discussed with its internal auditors and BNN the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and BNN, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Audit Committee reviewed and discussed the audited consolidated financial statements of Northeast Bancorp as of and for the year ended June 30, 2004 with management, our internal auditors, and our independent auditors. Based on the reviews and the discussions referred to above, in reliance on management and BNN, and subject to the limitations of the role of the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, for filing with the Securities and Exchange Commission.

SUBMITTED BY THE FISCAL 2004 AUDIT COMMITTEE

Stephen W. Wight, Chairman	Pender J. Lazenby
John B. Bouchard	James P. Day
John H. Schiavi

STOCK PRICE PERFORMANCE GRAPH

Set forth below is a graph comparing the yearly percentage change in the cumulative total return of the Company’s Common Stock, including stock and cash dividends, against the cumulative total return of the S & P 500 Composite Index and the PHLX/KBW 50 Bank Index for the last five years. The PHLX/KBW Bank Index, compiled by Keefe, Bruyette & Woods, Inc., is comprised of fifty American banking companies, including all money-center and most major regional banks. This presentation assumes that $100 was invested on June 30, 1999 in the Common Stock and all other indices, and that all dividends were reinvested.

Fiscal Years Ended June 30

	1999	2000	2001	2002	2003	2004
Northeast Bancorp	100.00	86.24	141.26	164.08	188.36	224.78
S & P 500 Index	100.00	107.25	91.34	74.91	75.10	89.45
PHLX/KBW Bank Index	100.00	90.20	114.47	106.69	112.73	127.74

Data and chart prepared and furnished by Research Data Group, Inc. (www.researchdatagroup.com/S&P.htm). Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. Used with permission. All rights reserved.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of the Company’s issued and outstanding Common Stock as of September 14, 2004, by: (i) each director and nominee for director of the Company, (ii) each of the Named Executive Officers covered by the Summary Compensation Table, (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company beneficially owning more than 5% of the outstanding Common Stock. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all of the Common Stock owned by them.

	Current Beneficial Ownership
Name of Beneficial Owner	Number of Shares (1)		Percent of Class (2)
Directors and Certain Executive Officers
Judith W. Kelley	6,000	(3)	*
James D. Delamater	79,020	(4)	3.10%
Gary Berlucchi	10,527	(5)	*
Marcel Blais	7,884	(6)	*
John B. Bouchard	11,348	(3)	*
James P. Day	2,325		*
Ronald J. Goguen	4,500	(7)	*
Phillip C. Jackson	35,960	(8)	1.41%
Robert S. Johnson	1,000	(9)
Ronald C. Kendall	45,183	(10)	1.78%
A. Daniel Keneborus	2,000	(11)	*
Pender J. Lazenby	0		*
Kevin Carbin, Jr.	500	(12)	*
Norman Poulin	0		*
John Rosmarin	7,000	(7)(13)	*
John H. Schiavi	6,500	(3)	*
Stephen W. Wight	21,750	(7)(14)	*
Dennis A. Wilson	46,850	(7)	1.85%

All directors and executive officers as a group (16 persons)	283,508	(15)	10.77%

Other Beneficial Holders
Albert H. Desnoyers (16) 210 Washington Drive Watchung, NJ 07060	199,041		7.88%

Claude E. Savoie (17) 550 Sheldiac Road Moncton, New Brunswick, Canada E1C 1T7	152,550		6.04%

Tontine Financial Partners, LP (18) 200 Park Avenue, Suite 3900 New York, NY 10166	246,500		9.76%

Sandler O’Neill Asset Management LLC (19) 780 Third Avenue, 30th Floor New York, NY 10017	127,000		5.03%

*	Less than 1%

(1)	In accordance with Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of a security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty days. As used herein, “voting power” is the power to vote or direct the voting of shares, and “dispositive power” is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.
(2)	In calculating the percentage ownership for a given individual or group, the number of shares of Common Stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days held by such individual or group, but are not deemed outstanding by any other person or group.
(3)	Includes 3,500 shares of Common Stock which may be acquired pursuant to currently exercisable options.
(4)	Includes 21,500 shares of Common Stock which may be acquired pursuant to currently exercisable options.
(5)	Includes 3,000 shares of Common Stock which may be acquired pursuant to currently exercisable options.
(6)	Includes 5,500 shares of Common Stock which may be acquired pursuant to currently exercisable options.
(7)	Includes 4,500 shares of Common Stock which may be acquired pursuant to currently exercisable options.
(8)	Includes 10,000 shares of Common Stock which may be acquired pursuant to currently exercisable options, 5,850 shares of Common Stock held by Mr. Jackson’s spouse, as to which Mr. Jackson disclaims beneficial ownership, and 1,350 shares of Common Stock held by his children.
(9)	Includes 1,000 shares of Common Stock which may be acquired pursuant to currently exercisable options.
(10)	Includes 45,183 shares of Common Stock held in trusts in which Mr. Kendall either serves as a trustee or is a beneficiary (as to which Mr. Kendall disclaims beneficial ownership of 21,963 of such shares).
(11)	Includes 2,000 shares of Common Stock which may be acquired pursuant to currently exercisable options.
(12)	Includes 500 shares of Common Stock which may be acquired pursuant to currently exercisable options.
(13)	Includes 1,875 shares of Common Stock held by Mr. Rosmarin’s spouse as to which Mr. Rosmarin disclaims beneficial ownership.
(14)	Includes 7,350 shares of Common Stock held by Mr. Wight’s spouse as to which Mr. Wight disclaims beneficial ownership, and 2,250 shares of Common Stock held by his children.
(15)	Includes 108,000 shares of Common Stock subject to options which may be acquired by such directors and executive officers as a group pursuant to currently exercisable options.
(16)	The ownership information set forth herein is based in its entirety on material contained in a Schedule 13D, dated March 6, 1995, filed with the SEC by Mr. Desnoyers, as adjusted to reflect the payment of a 50% stock dividend in December 1997.
(17)	The ownership information set forth herein is based in its entirety on material contained in a Schedule 13D, dated June 5, 1995, filed with the SEC by Mr. Savoie, as adjusted to reflect the payment of a 50% stock dividend in December 1997.
(18)	The ownership information set forth herein is based in its entirety on material contained in a Schedule 13G, dated February 5, 2003, filed with the SEC by a group consisting of Tontine Financial Partners, LP (“TFP”), Tontine Management, LLC the general partner of TFP (“TM”), and Jeffrey L. Gendell, the managing member of TM.
(19)	The ownership information set forth herein is based in its entirety on material contained in a Schedule 13D, dated October 9, 2003, filed with the SEC consisting of a group partnerships of which SOAM Holdings, LLC, a Delaware limited liability company (“Holdings”), is the sole general partner and to which Sandler, O’Neill Asset Management, Inc. (“SOAM”) provides administrative and management services, and Terry Maltese, the managing member and president of SOAM and Holdings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires all executive officers, directors, and persons who are the beneficial owner of more than 10% of the Common Stock of the Company to file reports of ownership with the Securities and Exchange Commission (the “SEC”) indicating their ownership of the Company’s equity securities and to report any changes in that ownership. Specific due dates for these reports have been established, and the Company is required to report in this Proxy Statement any failure to comply therewith during the fiscal year ended June 30, 2004. The Company believes that all of these filing requirements were satisfied by its executive officers, directors, and by the beneficial owners of more than 10% of the Common Stock. In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons that no Forms 5 (Annual Statement of Changes in Beneficial Ownership) were required to be filed under applicable rules of the SEC.

SHAREHOLDER PROPOSALS

Eligible shareholders who wish to present proposals for action at the 2004 Annual Meeting of Shareholders should submit their proposals in writing to the Clerk of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Corporate Clerk no later than June 8, 2005 for inclusion in next year’s proxy statement and proxy card. A shareholder is eligible to present proposals if, at the time he or she submits the proposals, the shareholder owns at least 1% or $2,000 in market value of Common Stock and has held such shares for at least one year, and the shareholder continues to own such shares through the date of the 2005 Annual Meeting.

SOLICITATION COSTS

The Company will bear the costs of preparing, assembling, and mailing the Proxy Statement, the form of proxy, and the 2004 Annual Report in connection with the Annual Meeting. In addition to solicitation by use of mail, employees of the Company may solicit proxies personally or by telephone, by facsimile copy, or telegraph, but will not receive additional compensation therefor. Arrangements may be made with banks, brokerage houses, and other institutions, nominees, and fiduciaries to forward the solicitation materials to beneficial owners and to obtain authorizations for the execution of proxies. The Company will, upon request, reimburse those persons and entities for expenses incurred in forwarding proxy materials for the Annual Meeting to beneficial owners.

ANNUAL REPORT

The Company’s 2004 Annual Report for the fiscal year ended June 30, 2004, which includes financial statements, was mailed to shareholders together with the Notice of the Annual Meeting of Shareholders and Proxy Statement.

OTHER MATTERS

At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting other than the proposals specifically set forth in the Notice of Annual Meeting and referred to herein. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.

The Company will provide without charge to any shareholder upon written request, a copy of the Company’s Annual Report on Form 10-K, including financial statements and schedules thereto for the fiscal year ended June 30, 2004, as filed with the Securities and Exchange Commission (without exhibits). All such requests should be delivered to Suzanne Carney, Corporate Clerk, Northeast Bancorp, 158 Court Street, Auburn, Maine 04210. Copies of exhibits will be provided upon written request and payment of a reasonable fee to cover the costs of reproduction and mailing.

By Order of the Board of Directors and President

Suzanne M. Carney

Clerk

Auburn, Maine

October 6, 2004

APPENDIX A

NORTHEAST BANCORP

CORPORATE GOVERNANCE GUIDELINES

INTRODUCTION

The business and affairs of Northeast Bancorp, a Maine corporation (the “Company”), are subject to the general oversight and authority of its Board of Directors (the “Board”). The Board has adopted these guidelines to promote the effective functioning of the Board and its committees. Together with the Company’s Articles of Incorporation, Bylaws, and charters of the Board’s Committees, these guidelines provide the authority and practices for governance of the Company.

ROLE OF THE BOARD

The business and affairs of Company are managed by or under the direction of its Board in accordance with Maine law. The directors’ fiduciary duty is to exercise their business judgment in the best interests of the Company’s shareholders.

BOARD STRUCTURE

Board Size. The size of the Board will provide for sufficient diversity among non-employee directors while also facilitating substantive discussions in which each director can participate meaningfully. The Board size will be within the limits prescribed by Company’s Bylaws, which currently provide that the Board may have no fewer than 9 and no more than 12 members, and no more than 3 directors may be employees of the Company.

Independent Directors. A majority of the Board will consist of directors whom satisfy the independence requirements of the Sarbanes-Oxley Act of 2002 (“SOX”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the American Stock Exchange (“AMEX”). In general, an independent director must have no material relationship with Company, directly or indirectly, except as a director. The Board will review factors affecting independence at the time a director is proposed for election or reelection.

Under the AMEX Rules, the Board is required to review factors affecting independence at the time a director is proposed for election or reelection. A director is not independent if the director is an officer or employee of the Company or its subsidiaries. A director also is not independent unless the Board affirmatively determines that the director does not have a material relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The following persons, among others, will not be considered independent:

1.	a director who is, or at any time during the past three years was, employed by the Company or by any subsidiary of the Company (other than employment as an interim chairman or CEO);

2.	a director who accepted, or who has a Family Member (i.e., a person’s spouse, parent, child or sibling, whether by blood, marriage or adoption, or anyone residing in such person’s home) who accepted, any payments from the Company or any subsidiary of the Company in excess of $60,000 during the current or any of the past three fiscal years, other than the following:

(a)	compensation for board or board committee service;

(b)	payments arising solely from investments in the Company’s securities;

(c)	compensation paid to a Family Member who is a non-executive employee of the Company or a subsidiary of the Company;

(d)	compensation received for former services as an interim chairman or CEO,

(e)	benefits under a tax-qualified retirement plan, or non-discretionary compensation; or

(f)	a loan to the extent permitted under Sarbanes-Oxley (but note that audit committee members are subject to additional, more stringent requirements under the AMEX corporate governance rules);

3.	a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any subsidiary of the Company as an executive officer;

4.	a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(a)	payments arising solely from investments in the Company’s securities; or

(b)	payments under non-discretionary charitable contribution matching programs;

5.	a director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

6.	a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Election of Directors. All directors will stand for election at the annual meeting of shareholders.

Chairman and CEO. The Board has no policy requiring the separation of the Company’s Chief Executive Officer (“CEO”) and Chairman of the Board.

Term Limits. The Board believes that experience as a Company director is a valuable asset. Therefore, directors are not subject to term limits except as a result of reaching the Board’s mandatory retirement age.

Mandatory Retirement. No director may stand for election after reaching age 72.

Other Directorships. Recognizing the substantial time commitment required of directors, it is expected that directors will serve on the board of directors of other companies which have a class of securities registered under §12 or §15(d) of the Securities Exchange Act of 1934, as amended (“public company”), only to the extent that, in the judgment of the Board, such services do not detract from the directors’ ability to devote the necessary time and attention to the Company.

Change in Status. To avoid any potential conflict of interest, directors will not accept a seat on any additional public company board without first reviewing the matter with the Nominating and Corporate Governance Committee. In addition, an employee director will tender his or her resignation for consideration by the Board in the event of retirement or other substantial change in the nature of the director’s employment or other significant responsibilities. The Nominating and Corporate Governance Committee shall consider such resignation and recommend to the Board of Directors whether such resignation should be accepted.

Former Officers. The Board does not believe that former officers of the Company should continue to serve on the Board after they no longer hold that officer position

DIRECTOR SELECTION; QUALIFICATIONS; EDUCATION

Director Candidates. Subject to the terms of the Bylaws, the Board, acting on the recommendation of the Nominating and Corporate Governance Committee, will nominate a slate of director candidates for election at each annual meeting of shareholders and will elect directors to fill vacancies, including vacancies created as a result of any increase in the size of the Board, between annual meetings. The Nominating and Corporate Governance Committee will review and update the criteria for directors from time to time and make recommendations to the Board as appropriate. Such criteria will include considerations of age, skill, integrity, experience, time availability, appropriate listing standards, and applicable federal and state law and regulation. Each nominee for director must be selected or recommended by either a majority of the independent directors or the Nominating and Corporate Governance Committee which is comprised solely of independent directors.

Independent Directors. As provided above, a majority of the Board must be comprised of independent directors within the meaning of the AMEX Rules. The Company shall disclose in its annual proxy statement those directors that the Board has determined to be independent under the AMEX Rules. If the Company fails to comply with the independence requirements in this paragraph due to one vacancy, or one director ceases to be independent due to circumstances beyond his or her reasonable control, the Company shall regain compliance with the independence requirements by the earlier of its next annual shareholders meeting or one year from the occurrence of the event that caused the failure to comply with the independence requirements. The Company shall provide notice to AMEX immediately upon learning of the event or circumstance that caused the non-compliance with the independence requirements. The Board shall make an affirmative determination that each individual who is serving as an independent director is, in fact, independent, and, without limiting the generality of the foregoing, does not have any relationship with the Company that would impair such person’s independence.

Orientation. New directors will receive a comprehensive orientation from appropriate executives regarding the Company’s business and affairs.

Continuing Education. It is expected that, at least annually, all directors will participate in a continuing education event (which may coincide with a regular Board meeting) addressing, among other things, current developments and best practices in corporate governance. Reviews of aspects of the Company’s operations will be presented by appropriate executives from time to time as part of the agenda of regular Board meetings.

DIRECTOR RESPONSIBILITIES; BOARD MEETINGS

Basic Duties. The basic duties of each director, under the Maine Business Corporation Act, are to discharge his or her duties as a director, including his or her duties as a member of a committee (a) in good faith, (b) with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and (c) in a manner that he or she believes to be in the best interests of the Company. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of his or her fellow directors, senior executives, and outside advisors and auditors.

Number of Regular Meetings. The Board normally holds twelve regular meetings per year. Additional meetings may be scheduled as required.

Agenda and Briefing Material. An agenda for each Board meeting and briefing materials will, to the extent practicable in light of the timing of matters that require Board attention, be distributed to each director prior to each meeting. The Chairman of the Board will normally set the agenda for Board meetings. Any director may request the inclusion of specific items.

Meeting Attendance. It is expected that each director will make every effort to attend each Board meeting and each meeting of any committee on which he or she sits. Attendance in person is preferred but attendance by teleconference is permitted if necessary.

Director Preparedness. Each director should be familiar with the agenda for each meeting, have carefully reviewed all other materials distributed in advance of the meeting, and be prepared to participate meaningfully in the meeting and to discuss all scheduled items of business.

Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director will maintain the confidentiality of information received in connection with his or her service as a director.

INDEPENDENT DIRECTOR EXECUTIVE SESSIONS

An executive session of the independent directors will normally be held four times per year immediately following each meeting of the full Board. The Chairman of the Nominating and Corporate Governance Committee will preside at the executive sessions, unless the independent directors select another director to preside for a particular session. Any independent director may raise issues for discussion at an executive session. The independent directors will maintain such records of executive sessions as they deem appropriate.

BOARD SELF-EVALUATION

At least annually, the Board will evaluate its performance and effectiveness.

CONFLICTS OF INTEREST

The Company shall conduct, on an ongoing basis, a review of all related party transactions for potential conflict of interest situations and all such transactions must be approved by the Audit Committee or another independent body of the Board. A “related party transaction” shall include those transactions required to be disclosed pursuant to Item 404 of Regulation S-K, promulgated by the Commission.

COMMITTEES

Committees. The Board will appoint from among its members, committees it determines are necessary or appropriate to conduct its business. Currently, the standing committees of the Board are the Executive Committee, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

Committee Composition. The composition of each committee shall comply with the requirements of any applicable law and regulation including, but not limited to, SOX and the rules and regulations of the Commission, AMEX, the Federal Deposit Insurance Corporation, and the Office of Thrift Supervision. In particular, the Nominating and Corporate Governance Committee, Audit Committee, and Compensation Committee will consist solely of independent directors.

Committee Charters. Each of the committees will have a written charter outlining its responsibilities. Charters will be adopted by the Board based on the recommendation of the applicable committee. In particular, and without limiting the generality of the preceding sentence, the Audit Committee, shall have such composition and charter as meets the requirements of SOX and the rules and regulations of the Commission and AMEX.

Committee Assignments and Rotation. Membership of each committee will be determined by the Board after receiving the recommendation of the Nominating and Corporate Governance Committee. Consideration will be given to rotating committee memberships from time to time.

Committee Self-Evaluation. At least annually, each of the Board committees will conduct an evaluation of its performance and effectiveness and will consider whether to recommend to the Board any changes to the committee’s charter.

Committee Reports. The Chairman of each Board committee will report to the full Board on the activities of his or her committee, including, but not limited to, the results of the committee’s self-evaluation and any recommended changes to the committee’s charter.

CEO PERFORMANCE REVIEW

At least annually the Compensation Committee will review the performance of the CEO in light of the Company’s goals and objectives.

SUCCESSION PLANNING

At least annually, the Board will review succession plans for the CEO and other senior executives. Succession planning will address both succession in the ordinary course of business and contingency planning in case of unexpected events.

BOARD RESOURCES

Access to Employees. Directors will have full access to senior management of the Company and other employees on request to discuss the business and affairs of the Company. The Board expects that there will be regular opportunities for directors to meet with the CEO and other members of management in Board and committee meetings and in other formal or informal settings.

Authority to Retain Advisors. It is normally expected that information regarding the Company’s business and affairs will be provided to the Board by the Company’s management and staff and by the Company’s independent auditors. However, the Board and each committee has the authority to retain such outside advisors, including, but not limited to, accountants, legal counsel, and other experts, as it deems appropriate. The fees and expenses of any such advisors will be paid by the Company.

CODE OF CONDUCT AND ETHICS

Company has adopted a Code of Conduct and Ethics applicable the Company’s directors, officers, and employees to comply with applicable laws, rules, and regulations, including, without limitation, AMEX Rules. Each director is expected to be familiar with and to follow this code. In addition, directors must avoid any conflict between their own interests and the interests of the Company.

The Nominating and Corporate Governance Committee will review any allegation that an executive officer or director may have violated the Code of Conduct and Ethics and will report its findings to the full Board. The Board does not envision that any waiver to this code will be authorized.

LOANS TO DIRECTORS AND OFFICERS

Neither the Company nor any of its subsidiaries shall enter into lending relationships, deposit relationships, other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management or similar services), or other commercial or financial relationships (whether director or indirect) with a director or executive officer of the Company or entity (whether for profit, not for profit, or otherwise) with which such director or executive officer is affiliated by reason of being a director, officer or a significant shareholder thereof, unless:

1.	such relationships are in the ordinary course of business of the Company and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

2.	with respect to extensions of credit by the Company or its subsidiaries to such individuals or entities such extensions of credit have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934.

DIRECTOR COMPENSATION

Compensation for directors will be determined by the Board on the recommendation of the Compensation Committee and will be reviewed annually. Director compensation will be set at a level that is consistent with market practice, taking into account the size and scope of the Company’s business and the responsibilities of its directors. The Compensation Committee is authorized and urged to seek outside consultants or advisors to assist in the evaluation of the Company’s compensation program.

When making its recommendation, the Compensation Committee may take into account the appearance that directors’ independence is adversely affect if director compensation and benefits exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with, or provides other indirect forms of compensation, to a director or an organization with which the director is affiliated.

INDEMNIFICATION

The Company provides reasonable directors’ and officers’ liability insurance for the directors and shall indemnify the directors to the fullest extent permitted by law and the Company’s Articles of Incorporation and Bylaws, and shall enter into separate indemnification agreements with each director, if advisable.

COMMUNICATION WITH SHAREHOLDERS

The Nominating and Corporate Governance Committee and the Board will establish and review the process by which the Company’s shareholders can communicate with the Board, including, without limitation, the manner by which shareholders can communicate with the Board and process for determining which communications will be relayed to the Board.

CORPORATE GOVERNANCE GUIDELINES REVISION

The Nominating and Corporate Governance Committee and the Board will review and revise these Corporate Governance Guidelines and related documents as and when appropriate.

APPENDIX B

NORTHEAST BANCORP

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

I. PURPOSE

The Audit Committee (the “Committee”) assists the Board of Directors (the “Board”) of Northeast Bancorp (the “Company”) in their responsibilities to oversee the independent auditor, to evaluate the Company’s financial reporting practices, accounting policies and internal control structure, and to prepare the report required by applicable rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement. The Audit Committee fulfills these responsibilities by carrying out the activities enumerated in Section IV of the Charter.

II. COMPOSITION

The Committee will be comprised of three or more directors as determined by the Board. Each member of the Committee shall be a director of the Company who qualifies to be a member of an audit committee pursuant Section 10A(m)(1) of the Securities Exchange Act of 1934, as added by Section 301 of the Sarbanes-Oxley Act of 2002 and applicable listing standards of the American Stock Exchange (“AMEX”). The Committee shall be comprised of directors who are independent of management and the Company within the meaning of §10A of the Securities Exchange Act of 1934, as amended, and the rules of the SEC and AMEX, and the determination of a director’s independence shall be made by the Board.

The members of the Committee shall be appointed or reappointed by the Board at the meeting of the Board immediately following each annual meeting of stockholders of the Company. Each member of the Committee shall continue as a member thereof until his or her successor is appointed by the Board or until his or her earlier death, resignation, removal or cessation as a member of the Board. The Board will elect one of the members to the Committee Chair.

III. MEETINGS

The Committee will meet at least four times annually, or more frequently as circumstances dictate. A quorum, for purposes of conducting Audit Committee business, shall consist of a majority of the members of the Committee present in person or by telephone or other appropriate telecommunications services.

Committee members will strive to be present at all meetings. The Committee Chair, may, as necessary or desirable, request that the independent auditor, the chief financial officer, the internal auditor, and/or representatives from management be present at Committee meetings. The Committee may meet in separate executive sessions with the independent auditor, the chief financial officer, the internal auditor, and/or representatives from management.

IV. RESPONSIBILITIES

1.	Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable Amex Audit Committee requirements. The charter, as amended from time to time, shall be published in the Company’s proxy statement as required by applicable AMEX and SEC rules.

2.	Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

3.	Evaluate, select, and where appropriate, replace an independent auditor who is ultimately accountable to the Audit Committee. The Committee shall pre-approve all services to be provided to the Company by the independent auditor, including all auditing and non-auditing services to be performed for the Company by the independent auditor, subject to the requirements of applicable law. The Committee may delegate the authority to grant such pre-approvals to one or more Committee members designated by the Committee, provided that any matters so pre-approved shall be presented to the full Committee at its next regular meeting. The Committee shall determine appropriate funding for payment of compensation to the independent auditor.

4.	Review the scope and general extent of the independent auditor’s annual audit. The Committee’s review should include an explanation from the independent auditor of the factors considered in determining the audit scope, including the major risk factors. The independent auditor should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent auditor.

5.	Review with management, the internal auditor and the independent auditor the Company’s accounting and financial reporting controls.

6.	Review with the independent auditor, management, and the internal auditor

•	All critical accounting policies and practices used in the preparation of the Company’s financial statements.

•	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the issuer, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditor.

•	Other material written communications between the auditor and management of the issuer (e.g. management letter or schedule of unadjusted differences).

•	Other material components of the Company’s financial statements involving management’s judgment or estimates, and the independent auditor’s judgments about the quality of accounting principles and the clarity of financial disclosure practices used or proposed to be used by the Company.

•	The timing of these communications shall occur before the Company files any audit report with the Commission pursuant to applicable securities laws and regulations.

7.	Inquire as to the independence of the independent auditor and obtain from the independent auditor, at least annually, a formal written statement delineating all relationships between the independent auditor and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

8.	Have a predetermined arrangement with the independent auditor that they will advise the Committee through its Chair and management of any reportable matters (significant events, transactions and changes in accounting estimates) identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing Forms 10-Q.

9.	At the completion of the annual audit, review with management and the independent auditor the following:

•	The annual financial statements and related footnotes and financial information to be included in the Company’s annual report to shareholders and on Form 10-K.

•	Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

•	Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent auditor during the audit, including access to all requested records, data and information. Inquire of the independent auditor whether there have been any disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company’s financial statements.

•	Other communications as required to be communicated by the independent auditor by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Such communication should include a discussion of the independent auditor’s judgment about the quality of the Company’s accounting principles.

If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company’s annual report on Form 10-K.

10.	Meet with management, the internal auditor and the independent auditor to discuss any relevant significant recommendations that the independent auditor may have, particularly those characterized as “reportable conditions”. The Committee should review responses from management to the reportable conditions and receive follow-up reports on action taken concerning the aforementioned recommendations.

11.	Review the appointment, replacement and compensation of the internal auditor. The internal auditor will report directly to the audit committee chairman and administratively to a designated senior officer.

12.	Review the scope of the internal audit plan for the year. Evaluate the internal auditor’s risk assessment of the Company’s activities used in developing the annual plan.

13.	Receive reports of major findings from the internal auditor and evaluate management’s response in addressing the reported conditions.

14.	Evaluate the performance of and, where appropriate, replace the internal auditor.

15.	The Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee, in performing its duties herein shall have the authority to retain and terminate such outside legal, accounting or other advisors as it shall deem necessary to carry out its duties, without seeking further approval of the Board. The Company shall provide for appropriate funding thereof.

APPENDIX C

NORTHEAST BANCORP

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Committee Purpose

The primary purposes of the Nominating and Corporate Governance Committee of Northeast Bancorp (the “Company”) are to:

1.	Identify individuals qualified to become members of the board of directors of the Company and its subsidiaries;

2.	Recommend to the board of directors of the Company (“Board of Directors”) director nominees for election at the annual meeting of shareholders or for election by the Board of Directors to fill open seats between annual meetings;

3.	Recommend to the Board of Directors committee appointments for directors;

4.	Develop and recommend to the Board of Directors corporate governance guidelines applicable to the Company; and

5.	Monitor the Company’s compliance with good corporate governance standards.

Each member of the Committee shall be entitled to rely on information, opinions, and reports, prepared or presented by an officer or an employee of the Company whom the Committee member reasonably believes is reliable and competent in the matters presented.

Committee Membership

The Nominating and Corporate Governance Committee shall be composed of three or more directors as determined from time by resolution of the Board of Directors. Each member of the Nominating and Corporate Governance Committee must satisfy the independence requirements of the American Stock Exchange and such additional regulatory or listing requirements as the Board of Directors may determine to be applicable or appropriate and shall be free of any relationship that, in the opinion of the Board of Directors, would interfere with his or her exercise of independent judgment as a committee member. Members of the Committee should be suitably knowledgeable in matters pertaining to corporate governance.

The members of the Nominating and Corporate Governance Committee shall be appointed by the Board of Directors. The Chairman of the Nominating and Corporate Governance Committee shall be designated by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee members are appointed by and serve at the pleasure of the Board of Directors and may be replaced at any time by the Board of Directors.

Committee Operations

The Nominating and Corporate Governance Committee shall meet as often as may be deemed necessary or appropriate in its judgment, but no less than twice each year and shall meet at such times and places as the Nominating and Corporate Governance Committee shall determine. The Nominating and Corporate Governance Committee may request any officer or employee of the Company, the Company’s outside counsel, or special outside counsel to the committee to attend a meeting of the Nominating and Corporate Governance Committee or to meet with members of, or advisors to, the Nominating and Corporate Governance Committee.

Minutes of each meeting of the Nominating and Corporate Governance Committee shall be prepared and distributed to each director of the Company after each such meeting. The Nominating and Corporate Governance Committee shall report to the Board of Directors with respect to its meetings. The operations of the Nominating and Corporate Governance Committee shall be subject to the Bylaws of the Company as in effect from time to time and the Maine Business Corporation Act.

Committee Responsibilities

Set forth below are the principal reoccurring functions that shall be undertaken by the Nominating and Corporate Governance Committee. These functions shall serve as guidelines for the Nominating and Corporate Governance Committee with the understanding that the Nominating and Corporate Governance Committee may carry out additional functions and adopt additional policies and procedures that the Nominating and Corporate Governance Committee deem appropriate in light of changing business, legislative, regulatory, legal or other conditions. The Nominating and Corporate Governance Committee also shall carry out any other responsibilities and duties delegated to it by the Board of Directors from time to time related to the purpose set forth in this Nominating and Corporate Governance Committee Charter.

A.	Nomination Related Responsibilities

1.	Develop and recommend to the Board of Directors guidelines and criteria as to the desired qualifications of candidates for director of the Company, including, if deemed appropriate, minimum qualifications, qualities, and skills necessary or desirable for nominees.

2.	Establish a procedure for the nomination process.

3.	Lead the search for qualified directors, review qualifications of individuals suggested as potential candidates for director of the Company, including candidates suggested by shareholders, and consider for nomination such individuals who are deemed qualified, including candidates proposed by the Company’s stockholders in accordance with the Company’s Bylaws.

4.	Recommend to the Board of Directors the nominees to be proposed by the Board of Directors for election as directors of the Company at the annual meeting of shareholders.

5.	Recommend to the Board of Directors candidates for election as directors of the Company to fill open seats on the Board of Directors between annual meetings, including vacancies created by an increase in the authorized number of directors.

6.	Recommend to the Board of Directors for its approval directors to serve as members of each committee of the Board of Directors and designate the chair of each such committee.

B.	Corporate Governance Related Responsibilities

1.	Develop and recommend to the Board of Directors for its approval a set of corporate governance guidelines which, at a minimum, comply with any applicable law. The Nominating and Corporate Governance Committee shall review the guidelines on an annual basis and recommend changes as necessary.

2.	Develop and submit to the Board of Directors for its timely adoption a Code of Conduct and Ethics that applies to all directors and employees, including the Company’s Chief Executive Officer, Chief Financial Officer, and any other senior financial officers. The Nominating and Corporate Governance Committee shall from time to time consider any changes to the Code of Conduct and Ethics that are required by law, rule, or regulation, or that the Nominating and Corporate Governance Committee deems appropriate.

3.	Together with the Audit Committee, monitor, oversee, and review compliance by the Company’s directors, officers, and employees with the Company’s Code of Conduct and Ethics and Corporate Governance Policies and report its findings to the Board of Directors.

4.	Consider whether the Company should establish and maintain a process for shareholder communication with the Board.

5.	Review requests by directors to accept a seat on any board of directors of any other company which has a class of securities registered under §12 or §15(d) of the Securities Exchange Act of 1934, as amended (“public company”), and refer the matter to the Board of Directors with the Nominating and Corporate Governance Committee’s recommendation whether such request should be approved.

6.	Consider issues involving possible director conflicts of interest.

7.	Periodically review and assess the Company’s Articles of Incorporation and Bylaws, and, as appropriate, recommend changes thereto to the Board of Directors for its approval.

8.	Monitor the Company’s compliance with its Articles of Incorporation and Bylaws and the regulations governing public companies.

9.	Annually assess the performance of the Board of Directors as a whole, discuss such assessment with the Board of Directors, and, as appropriate, recommend changes, including, but not limited to, changes in the Board of Directors’ size, composition, and policies and procedures.

10.	Provide comments and suggestions to the Board of Directors concerning the committee structure of the Board of Directors, committee operations, committee member qualifications, and committee member appointment.

11.	Provide oversight of the performance and effectiveness of the self-evaluation process for the Board of Directors and its committees.

12.	Review succession planning and development strategies for senior level positions and executive officers of the Company.

C.	Other Responsibilities

1.	Review and reassess the adequacy of the Nominating and Corporate Governance Committee Charter annually and recommend any proposed changes to the Board of Directors for approval.

2.	Annually review the Nominating and Corporate Governance Committee’s own performance.

Committee Resources and Authority

The Nominating and Corporate Governance Committee, in discharging its oversight role, is empowered to study or investigate any matter of interest or concern within the purpose of the Nominating and Corporate Governance Committee that the Nominating and Corporate Governance Committee deems appropriate or necessary. In addition, the Nominating and Corporate Governance Committee has the authority to retain such outside advisors, including legal counsel, search firms, or other experts, to advise the Nominating and Corporate Governance Committee. The Company shall provide for appropriate funding, as determined by the Nominating and Corporate Governance Committee, for payment to any advisors employed by the Nominating and Corporate Governance Committee.

APPENDIX D

NORTHEAST BANCORP, NORTHEAST BANK AND ITS SUBSIDIARIES

CODE OF ETHICS

The following principles apply to all directors, officers and employees of Northeast Bancorp, Northeast Bank and its subsidiaries:

CONFIDENTIALITY

1.	Non-public information regarding Northeast Bancorp, Northeast Bank and its subsidiaries or its directors, officers, employees, customers, or suppliers is confidential, and directors, officers, and employees may not disclose such information, use it for trading in securities, or use it for personal gain or the benefit of a third party.

2.	Public communication involving Northeast Bancorp, Northeast Bank and its subsidiaries must have prior clearance from the Chief Executive Officer or the Communications Director.

SELF INTEREST

Directors, officers and employees are prohibited from:

1.	Accepting employment or engaging in a business (including consulting and similar arrangements with competitors) that may conflict with the performance of their duties or Northeast Bancorp, Northeast Bank and its subsidiaries’ interests.

2.	Soliciting or demanding, or accepting or agreeing to accept, anything of value from any person in conjunction with the performance of their duties at Northeast Bancorp, Northeast Bank and its subsidiaries.

3.	Accepting personal fees, commissions, other compensation paid, or expenses paid or reimbursed from others, not in the usual course of Northeast Bancorp, Northeast Bank and its subsidiaries’ business, in connection with any business or transaction involving Northeast Bancorp, Northeast Bank and its subsidiaries.

4.	Acting on behalf of Northeast Bancorp, Northeast Bank and its subsidiaries in any transaction involving others with whom directors, officers and employees or their immediate families have any significant direct or indirect financial interest.

5.	Borrowing money from customers or suppliers unless the customer or supplier is a financial institution that makes such loans to the director, officer or employee in the ordinary course of business.

6.	Purchasing property, whether real, personal, or intangible, from Northeast Bancorp, Northeast Bank and its subsidiaries without the approval of the Chief Executive Officer or Chief Financial Officer unless Northeast Bancorp, Northeast Bank and its subsidiaries makes a general offer of external Bank property to employees on a non-discriminatory basis.

7.	Making any political contribution of money or other property on behalf of Northeast Bancorp, Northeast Bank and its subsidiaries that would violate federal or state law.

8.	Engaging in excessive speculation, borrowing, or gambling.

9.	Making any investment in the securities of any Northeast Bancorp, Northeast Bank and its subsidiaries customer or supplier unless the securities are publicly traded; the making of any investment is subject to Section A.1 and Section E of this Code of Ethics.

10.	Permitting Northeast Bancorp, Northeast Bank and its subsidiaries’ property (including data transmitted or stored electronically and computer resources) to be damaged, lost or used in an unauthorized manner.

11.	Except in the performance of the director, officer or employee’s ordinary duties as a director, officer or employee of Northeast Bancorp, Northeast Bank and its subsidiaries, providing customers with legal, tax or investment advice, or recommending attorneys, accountants, real estate agents, or other outside service providers, unless such information is provided in accordance with Northeast Bank’s policy of providing a list of several qualified names without endorsement or indication of preference.

12.	Engaging or investing in any business, partnership, sole proprietorship or joint venture which directly or indirectly competes with services provided by Northeast Bancorp, Northeast Bank or any subsidiary of Northeast Bank.

13.	Doing any of the above actions indirectly through another person.

A director, officer or employee may accept normal business amenities that facilitate the discussion of business, foster good business relations, or serve some other demonstrable business purpose. Gifts of nominal value may be accepted from present or prospective customers, suppliers, vendors, etc., with whom a director, officer or employee maintains an actual or potential business relationship, but generally must not exceed, in the aggregate, $100 in value, from any one individual/entity in any one calendar year. Discounts and price reductions not generally available to others are considered gifts. Directors, officers and employees may not accept cash gifts and must report any such attempted gift to the Corporate Governance Committee for the directors and the Human Resource Director for the officers and employees.

Further, directors, officers and employees are expressly prohibited from soliciting, demanding or accepting anything of value with the intent to be influenced or rewarded in connection with any business transaction or relationship involving Northeast Bancorp, Northeast Bank or any subsidiary of Northeast Bank. The term “gift” does not include any discounts, programs, etc. that are available to all directors, officers and employees under general offer that has been approved by Northeast Bank’s Human Resources Division or Corporate Governance Committee.

Reasonable entertainment may be engaged in between a director, officer or employee and present or prospective customers, suppliers, vendors, etc. However, the value of such entertainment may not exceed, in the aggregate, $100 unless the customer, supplier, vendor, etc., is present. For purposes of this Code of Ethics, “reasonable entertainment” means entertainment, the purpose of which is to hold bona fide business discussions and for which the expense would be paid by Northeast Bancorp, Northeast Bank or any subsidiary of Northeast Bank, as a reasonable business expense if Northeast Bancorp, Northeast Bank or any subsidiary of Northeast Bank had paid the expense itself.

If there is any question about the propriety or reasonableness of any entertainment, such as when the host will not be present, the employee should secure the approval of the employee’s immediate supervisor and the employee’s Human Resource Director. Approval by the employee’s immediate supervisor and Human Resource Director is also required for any gift in excess of $100 in value, including hunting, fishing, or sporting event trips. In the event that a director, officer or employee is offered or receives something of value beyond what is authorized in this Code, they must promptly disclose such fact to the Human Resource Director or the Corporate Governance Committee.

An officer or employee must report to the Human Resource Director any potential bequest in excess of $100 to the officer or employee under the will or trust instrument of a customer or supplier of Northeast Bank, whether or not Northeast Bank is the fiduciary named under such instrument, unless the customer or supplier is a member of the officer’s or employee’s immediate family. Bequests in excess of $100 shall be subject to the written approval of the Human Resource Director.

All directors and executive officers of Northeast Bancorp, Northeast Bank and its affiliates are subject to the provisions of Regulation O of the Federal Reserve Board of Governors with regard to all extensions of credit from Northeast Bank’s bank subsidiaries. All employees who are involved with Northeast Bank trust matters are subject to all conflict of interest and other fiduciary rules established by the trust area.

HOLDING OFFICE/APPOINTMENTS

1.	The written approval of the Chief Executive Officer, or designee of the Chief Executive Officer, and the Human Resource Director, is needed before employees may become directors or officers of any business organized for profits. If such service is on behalf of Northeast Bank, the employee must turn over all compensation received by the employee for such service to Northeast Bank other than reimbursement of out-of-pocket expenses.

2.	Employees are encouraged to participate in organizations, which are involved in charitable, religious, educational, or community activities, and no approval is needed for involvement with such organizations. Note, however, that an employee will not receive indemnification or insurance protection from Northeast Bank for such participation unless the employee receives written confirmation from Northeast Bank that Northeast Bank is providing such protection.

3.	Employees are encouraged to participate in civic and political activities. An employee may hold a part-time elective or appointive office and may participate in political campaigns, including political fund raising activities, provided the employee receives the approval of his or her immediate supervisor and the Human Resource Director with full disclosure concerning the time involved and the compensation, if any, to be received. An employee’s participation in political activities, particularly an employee’s participation in political campaigns and/or political fund raising events, will be reviewed in light of the employee’s position at Northeast Bank and the degree of discretionary authority the employee or director may exercise in his or her position at Northeast Bancorp, Northeast Bank and its subsidiaries as well as the employee’s personal relationship with the political candidate.

4.	Employees must avoid appointments, including fiduciary appointments that may conflict with the performance of their duties for Northeast Bancorp, Northeast Bank and its subsidiaries or otherwise interfere with their relationship with Northeast Bancorp, Northeast Bank and its subsidiaries. All appointments, including fiduciary appointments must be approved by the Human Resource Director prior to the employee’s acceptance of the appointment.

INTERNAL ACCOUNTING CONTROLS

It is the legal responsibility of Northeast Bancorp, Northeast Bank and its subsidiaries to develop and maintain systems of internal accounting controls that permit the preparation of its financial statements in accordance with applicable laws, rules, and accounting principles.

No one shall, directly or indirectly, knowingly falsify or cause to be falsified any book or record or account of Northeast Bancorp, Northeast Bank and any of its subsidiaries. This includes expense accounts, approval of invoices submitted by vendors, records of transactions with customers, records of disposition of Bank assets or any other record.

Any director, officer or employee who becomes aware, directly or indirectly, of inadequate controls, a failure of controls, or a circumvention of controls, or that transactions, or other items, are improperly recorded on Northeast Bank’s books or records, must promptly report the situation to Northeast Bank’s Security Officer, or the Human Resource Director.

TRADING IN NORTHEAST BANCORP STOCK

No one shall buy, sell, donate, or otherwise participate in a transaction involving Northeast Bancorp stock while in possession of information concerning Northeast Bancorp, Northeast Bank and any of its subsidiaries, which has not been released to the general public, but which when released may have an impact on the market price of Northeast Bancorp stock.

COMPLIANCE

1.	Each director, officer or employee of Northeast Bancorp, Northeast Bank and its subsidiaries shall act on Northeast Bancorp, Northeast Bank or its subsidiaries’ behalf in a manner that complies with all laws and regulations under which Northeast Bancorp, Northeast Bank and its subsidiaries must operate. (As an example, Northeast Bank is required to report large cash transactions and certain types of monetary instruments as a means of preventing crimes such as money laundering and tax evasion. See Northeast Bank’s corporate policy on the Bank Secrecy Act.) Any employee who becomes aware, either directly or indirectly, of a Northeast Bank employee’s violation of a law involving a breach of trust must report the violation promptly to Northeast Bank’s Security Officer or Human Resource Director.

2.	If a director, officer or employee becomes aware of or suspects embezzlement, false entries in Northeast Bancorp, Northeast Bank and its subsidiaries’ records, false statements to Northeast Bancorp, Northeast Bank and its subsidiaries’ regulators, false statements by customers (where the employee knows that the customer’s statement is false or has reason to inquire as to its falseness), or any fraud or potential fraud or other criminal violation involving Northeast Bancorp, Northeast Bank and its subsidiaries, its directors, employees or customers, such employee, officer or director must immediately contact the Security Officer, Human Resource Director or for a director, the Corporate Governance Committee.

3.	An officer or employee who is convicted of a crime, including a crime involving a breach of trust or a crime classified as a felony, or who becomes subject to a suspension or removal order by a bank regulatory agency, must report the event to the Bank’s Human Resource Director.

SUPERVISION

It is the responsibility of each supervisor to adequately train and supervise employees so that they are able to perform their jobs in a competent manner and in conformity with Northeast Bancorp, Northeast Bank and its subsidiaries’ policies, including the Code of Ethics. When assigning responsibilities to an employee, it is the supervisor’s responsibility to ensure that the employee has demonstrated the capability to discharge the assigned responsibility in conformity with the Code of Ethics. It is also the supervisor’s responsibility to ensure that all employee questions concerning the operation and requirements of the Code of Ethics are fully addressed and understood by each employee. Whenever an employee violates the Code of Ethics, the adequacy of the employee’s training and supervision will be reviewed.

ADMINISTRATION

1.	The Human Resources Director shall be responsible for the administration of the Code of Ethics within the Bank. Employees shall refer all questions on the Code of Ethics to the Human Resources Director.

2.	Whenever disclosure or approval is required by the Code of Ethics, the employee or director shall promptly make a written report with a full account of the circumstances to the Human Resources Director.

3.	New employees or directors shall receive a copy of the Code of Ethics as a part of their employee or director orientation.

4.	All supervisors are responsible for reviewing the Code of Ethics with their subordinates at least once each year.

5.	All officers and directors must promptly complete and return a certification of compliance with the Code in accordance with annual officer compliance certification procedures established by Northeast Bancorp, Northeast Bank and its subsidiaries.

6.	Each employee is responsible for reporting to the Human Resources Director any activity that may violate the Code, whether the activity involves the employee or director or another Northeast Bancorp or Northeast Bank employee. Reporting the activity will not subject the employee to discipline absent a knowingly false report.

7.	The Code of Ethics is part of Northeast Bank’s personnel policies so that employees who violate the Code are subject to the disciplinary measures set forth in those policies up to and including termination.

Northeast Bancorp, Northeast Bank, and its subsidiaries, acting by and through its Chief Executive Officer or his designees, shall have the sole and absolute discretionary authority to approve any deviation from the Code.

Directors, officers and employees should feel free to contact the Human Resource Director for related communications on the Code, or to seek guidance on the procedures to be followed with regard to reporting items under the Code.

NORTHEAST BANCORP

Annual Meeting of Shareholders, November 8, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of shares of common stock of Northeast Bancorp (“Northeast”), a Maine corporation, does hereby appoint Judith W. Kelley and James D. Delamater, and each of them, as due and lawful attorneys-in-fact (each of whom shall have full power of substitution), to represent and vote as designated below all of the Northeast common stock that the undersigned held of record at 5:00 p.m., local time, on September 22, 2004, at the Annual Meeting of Shareholders of Northeast Bancorp to be held at Hilton Gardens-Auburn River Watch located at 14 Great Falls Plaza, Auburn, Maine on Monday, November 8, 2004 at 11:00 a.m., local time, or any adjournment thereof, on the following matters, and on such other business as may properly come before the meeting:

1.	ELECTION OF DIRECTORS

Nominees: James P. Day, James D. Delamater, John B. Bouchard, Ronald J. Goguen, Philip C. Jackson, Judith W. Kelley, Pender J. Lazenby, John Rosmarin, John H. Schiavi, Stephen W. Wight, and Dennis A. Wilson.

☐ FOR ALL NOMINEES LISTED ABOVE	☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEE’S LISTED ABOVE
(except as marked to the contrary below)

(Instructions: to withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2.	In their discretion, on such other business as may properly come before the meeting (the Board of Directors is not aware of any matter other than the above proposals which is to be presented for action at the Annual Meeting).

All of the above proposals are described in greater detail in the accompanying Proxy Statement dated October 6, 2004, which descriptions are incorporated herein by reference.

(Please Sign and Date on Reverse Side)

(Continued from other side)

PLEASE SIGN AND RETURN PROMPTLY.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. If no direction is given, this proxy will be voted FOR the election of all nominees as directors.

PLEASE ENTER THE NUMBER OF SHARES OF NORTHEAST BANCORP COMMON STOCK YOU OWN:

(Please sign, date, and return this proxy form exactly as your name or names appear below whether or not you plan to attend the meeting.)

☐: I plan to attend the Annual Meeting.

☐: I do not plan to attend the Annual Meeting.

Date , 2004
Signature(s):

Title or Authority (if applicable)
Please sign your name here exactly as it appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other similar capacity, so indicate. If the owner is a corporation, an authorized officer should sign for the corporation and state his or her title. If shares are held in more than one capacity, this Proxy shall be deemed valid for all shares held in all capacities.